                                                                     EXHIBIT 1.1

================================================================================






                    QWEST COMMUNICATIONS INTERNATIONAL INC.






                                  Common Stock
                                ($.01 par value)





                          U.S. UNDERWRITING AGREEMENT









Dated:  [         ], 1997
         ---------

================================================================================

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                                  Common Stock
                                ($.01 par value)

                          U.S. Underwriting Agreement


                                                 New York, New York
                                                 [              ], 1997
                                                  --------------

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As U.S. Representatives of the several U.S. Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

          Qwest Communications International Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, [________] shares of Common Stock, $.01 par value ("Common Stock"), of the Company, (the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to [______] additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"). It is understood that the Company is concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of [______] shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities"), outside the United States and Canada through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom Salomon Brothers International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman Sachs International and Merrill Lynch International are acting as representatives (the "International Representatives"), and providing for the grant to the International Underwriters of an option to purchase from the Company up to [_____] additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"; and the U.S. Securities, together with the International Securities, being hereinafter called the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

          The Company and the U.S. Underwriters agree that up to 675,000 shares of U.S. Underwritten Securities to be purchased by the U.S. Underwriters (the "Directed Shares") shall be reserved for sale by the U.S. Underwriters to persons who are directors, officers or employees of, or otherwise associated with, the Company and who have advised the Company of their desire to purchase such securities, as part of the distribution of the U.S. Underwritten Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not so purchased by such persons, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.


          In this Agreement, unless otherwise specified, all reference to "dollars" or "$" are to the currency of the United States.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to, and agrees with, each U.S. Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (ee) hereof.

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-25391) on Form S-1, including related preliminary prospectuses, for the registration under the Securities Act of 1933, as amended (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (B) after effectiveness of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules and regulations thereunder to be included in the Prospectuses with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your agreement, the Company also will file with the Commission a Rule 462(b) Registration Statement in accordance with Rule 462(b).

          It is understood that two (2) forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons (as defined herein) which for purposes of distribution to Canadian Persons shall have a Canadian "wrap-around" (the "Canadian Offering Memorandum"), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the discussion under the headings "Underwriting" and "Certain United States Tax Considerations for Non-United States Holders" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses". Insofar as they relate to offers or sales of Securities in Canada, all references herein to the U.S. Preliminary Prospectus (as defined in paragraph (ix) below) and the U.S. Prospectus shall include the Canadian Offering Memorandum.

          (b) On the Effective Date, the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the U.S. Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectuses (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder; on the Effective Date, the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                      --------  -------
representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion in the Registration Statement or the U.S. Prospectus (or any supplement thereto).

          (c) Each of the Company and its subsidiaries (defined below) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) to own or lease its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be qualified would not have a material adverse effect on the Company or any of its subsidiaries.

          (d) The Company has full power (corporate and other) to enter into and to perform its obligations under this Agreement and the International Underwriting Agreement.

          (e) The Securities to be purchased by the U.S. Underwriters and the International Underwriters from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Underwriters pursuant to the International Underwriting Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Underwriting Agreement, respectively, against payment of the consideration set forth herein and in the International Underwriting Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (f) The Securities have been duly authorized for listing, subject to official notice of issuance, on the Nasdaq Stock Market's National Market ("Nasdaq").

          (g) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Prospectuses, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

          (h) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectuses.

          (i) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses fairly present, on the basis stated in the Prospectuses, the information included therein.

          (j) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder.

          (k) This Agreement has been duly authorized, executed, and delivered by the Company.

          (l) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the Prospectuses, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries.

          (m) The issuance, offering and sale of the U.S. Securities by the Company pursuant to this Agreement, the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement, the consummation of the transactions herein and therein contemplated and the application of proceeds from the sale of the Securities as described in the Prospectuses do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and except as may be required under the Act and the rules and regulations thereunder with respect to the Registration Agreement and transactions contemplated thereunder or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

          (n) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except for the sale of the Securities pursuant to this Agreement and the International Underwriting Agreement).

          (o) Subsequent to the respective dates as of which information is given in the Prospectuses, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction whether or not in the ordinary course of business;
(ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectuses; and (iv) there has not been any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its consolidated subsidiaries whether or not arising in the ordinary course of business.

          (p) The Company and each of its subsidiaries own or hold all items of property owned or held by each of them free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectuses.

          (q) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectuses.

          (r) The Company and its subsidiaries own or possess all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectuses.

          (s) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectuses.

          (t) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectuses.

          (u) The Company and its subsidiaries possess all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the appropriate federal, state or foreign regulatory authorities necessary to own, lease, license and use their properties and assets and to conduct their respective businesses, and neither the Company nor any such subsidiary is in violation of or has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectuses.

          (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectuses.

          (w) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectuses.

          (x) Each certificate signed by any officer of the Company and delivered to the U.S. Representatives or Counsel for the U.S. Underwriters shall be deemed to be a representation and warranty by the Company (and not individually by such officer) to the U.S. Underwriters as to the matters covered thereby.

          (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable and appropriate intervals and appropriate action is taken with respect to any differences.

          (z) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries.

          (aa) The Company is not, and upon the issuance and sale of the Securities as contemplated herein and in the International Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (bb) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act.

          (cc) There are no contracts or documents of a character that would be required to be described in the Prospectuses that are not described as required by Form S-1 under the Act.

          (dd) The information in Schedule II to this Agreement is correct and fully describes all the rights of the individuals listed in such Schedule II to acquire Common Stock of the Company under the Company's Growth Share Plan.

          (ee) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses". "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A", and "Rule 462" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-25391). "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          2.   Purchase and Sale.  (a)  Subject to the terms and conditions and
               -----------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[____] per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I hereto, plus any additional number of Securities which such U.S. Underwriter may be obligated to purchase pursuant to Section 9 of this Agreement. It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any U.S. Underwritten Securities, unless all the International Underwritten Securities are contemporaneously purchased by the International Underwriters.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to [______] shares of the U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and, subject to Section 3 hereof, the Settlement Date.
The Settlement Date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Delivery of certificates for the shares of U.S. Option Securities by the Company and payment therefor to the Company shall be made as provided in
Section 3 hereof. The number of shares of the U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.   Delivery and Payment.  Delivery of and payment for the U.S.
               --------------------
Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [_________], 1997, or such later date (not later than [________], 1997) as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of New York Clearing House same day funds. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made at such location as the U.S. Representatives shall reasonably designate at least one (1) business day in advance of the Closing Date and payment for such U.S. Securities shall be made at the offices of Shearman & Sterling, counsel to the U.S. Underwriters and the International Underwriters, at 599 Lexington Avenue, New York, New York or at such location as may be agreed to by the U.S. Representatives and the Company. Certificates for the U.S. Securities shall be registered in such names and in such denominations as the U.S. Representatives may request not less than two (2) full business days in advance of the Closing Date.

     The Company agrees to have the U.S. Securities available for inspection, checking and packaging by the U.S. Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

     If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the U.S. Representatives, at Seven World Trade Center, New York, New York or at such location as may be agreed to by the U.S. Representatives and the Company, on the date specified by the U.S. Representatives (which shall be within three (3) business days after exercise of said option), certificates for the U.S. Option Securities in such names and denominations as the U.S. Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by wire transfer of New York Clearing House same day funds. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the Settlement Date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the Settlement Date, if any, shall occur simultaneously with the "Settlement Date" under the International Underwriting Agreement.

     4.  Offering by U.S. Underwriters.  It is understood that the several U.S.
         -----------------------------
Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

     5.  Agreements.  (a)  The Company agrees with the several U.S. Underwriters
         ----------
that:

     (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement, supplement to the Prospectuses or any Rule 462(b) Registration Statement without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the U.S. Representatives of such filing. The Company will promptly advise the U.S. Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectuses, any supplement thereto or any Rule 462(b) Registration Statement, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment to the Registration Statement, or any Rule 462(b) Registration Statement, or supplement to the Prospectuses or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (ii) The Company will comply with the Act and the regulations under the Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Underwriting Agreement and the Prospectuses. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules and regulations thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
Section 5,
an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

     (iii) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (iv) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a U.S. Underwriter or dealer may be required by the Act or otherwise required, as many copies of each of the U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request. The Company will furnish or cause to be furnished to the U.S. Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (v) The Company will endeavor, in good faith, in cooperation with the U.S. Representatives to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be
                                --------  -------
required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction; and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

     (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to
--------  -------
any employee stock option plan of the Company in effect at the Execution Time and the Company may issue Common Stock pursuant to the Company's Growth Share Plan but only if the individuals listed in Schedule II hereto execute an agreement substantially in the form of Exhibit A hereto.

     (vii) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

         (viii) The Company will use its best efforts to effect and maintain the quotation of the Securities on Nasdaq and will file with Nasdaq all documents and notices required by Nasdaq of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by Nasdaq.

         (ix) The Company, during the period when the Prospectuses are required to be delivered under the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

         (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes, relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba, and the Company further agrees that if it commences engaging in business with the Government of Cuba or with any person or affiliate located in Cuba, after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectuses, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (b) Each U.S Underwriter agrees with the Company that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside of the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside of the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not
                            --------  -------
restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the U.S. Representatives and the International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or

Canadian Person.

         (c)   The agreements of the U.S. Underwriters set forth in paragraph
(b) of this Section 5 shall terminate upon the earlier of the following events:

         (i) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the International Underwriting Agreement; or

         (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed or (B) the U.S. Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or
   (2) the expiration of an additional period of 30 days from the date of any such notice.

         6.    Conditions to the Obligations of the U.S. Underwriters.  The
               ------------------------------------------------------
obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have furnished to the Representatives the opinion of

Holme Roberts & Owen LLP, counsel for the Company, dated the Closing Date, to the effect that :


         (i) each of the Company, Qwest Corporation ("QC"), Qwest Communications Corporation ("QCC") and Qwest Transmission Inc. ("QTI") (collectively, the "Subsidiaries" and individually, a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification in which it owns or leases material properties or conducts material business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, and the Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the International Underwriting Agreement;

         (ii) all of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through a wholly owned Subsidiary, free and clear of (to the best of such counsel's knowledge after due inquiry) any security interests and any other claims, liens or encumbrances;

         (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and the International Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses); the Securities have been duly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be validly issued, fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive (to the best of such counsel's knowledge after due inquiry) or other similar rights of any securityholder of the Company;

         (iv) the Securities to be purchased by the U.S. Underwriters and the International Underwriters from the Company have been duly authorized for issuance and sale to the U.S. Underwriters and the International Underwriters pursuant to this Agreement and the International Underwriting Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Underwriting Agreement, respectively, against payment of the consideration set forth in this Agreement and the International Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder;

     (v) the issuance of the Securities is not subject to the preemptive or (to the best of such counsel's knowledge after due inquiry) other similar rights of any securityholder of the Company;

     (vi) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

     (vii) the Registration Statement, including any Rule 462(b) Registration Statement, the information included in any such Registration Statement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A or Rule 434 of the regulations under the Act, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements, including the notes thereto, and supporting schedules or other financial and accounting data included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the regulations under the Act;

     (viii) if Rule 434 has been relied upon, the Prospectuses were not "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective;

     (ix) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of Nasdaq;

     (x) this Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

     (xi) no filing with, or consent, approval, authorization or order of any court or governmental agency or body (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel expresses no opinion) is required in connection with the due authorization, execution and delivery of this Agreement or the International Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities in accordance with this Agreement and the International Underwriting Agreement;

     (xii) the issue and sale of the Securities, the execution and delivery of this Agreement and the International Underwriting Agreement, the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement and the application of proceeds from the sale of the Securities as described in the Prospectuses and the compliance by the Company with its obligations under this Agreement and the International Underwriting Agreement will not conflict with, result in a breach or violation of, or constitute a default under any applicable law or the charter or by-laws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries;

     (xiii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940 without taking account of any exemption arising out of the number of holders of the Company's securities;

     (xiv) no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject, as would be required to be described in the Prospectuses, that are not described in the Prospectuses and, to the best of such counsel's knowledge after due inquiry, no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties; there is no franchise, contract or other document of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed or incorporated by reference as an exhibit to the Registration Statement, which is not described or filed as required, and the descriptions thereof or references thereto are correct in all material respects; and the statements in the Prospectuses under the caption "Business--Legal Proceedings" present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

         (xv) to the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required;

         (xvi) to the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract or other document that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement;

         (xvii) the information contained in the Prospectuses under the headings "Certain Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Description of Certain Indebtedness" and the information contained in the International Prospectus under the heading "Certain United States Federal Income Tax Consequences to Non-United States Holders" fairly summarizes in all material respects the matters therein described and to the extent that such statements purport to describe certain provisions of U.S. federal laws, rules or regulations, and the Company's charter and by-laws, have been reviewed by such counsel and are correct as to legal matters in all material respects; and

         (xviii) to the best of such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Colorado, the United States or the General Corporation Law of the State of Delaware to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel (including internal counsel) of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph
(b) include any supplements thereto at the Closing Date.

         In addition, such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement or any amendment thereto (including the information included in the Registration Statement that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to Rule 430A or Rule 434 of the regulations under the Act, as applicable) at the time the Registration Statement became effective (other than the financial statements, including the notes thereto, and supporting schedules or other financial and accounting data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses (other than the financial statements, including the notes thereto, and supporting schedules or other financial and accounting data contained therein, as to which such counsel need not comment) contained or contain, as of their respective dates or as of the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, special federal regulatory counsel for the Company, dated the Closing Date, to the effect that:

          (i) (A) the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the issue and sale of the Securities contemplated hereby and thereby do not violate (1) the Communications Act of 1934 (the "Communications Act"), (2) the Telecommunications Act of 1996 (the "Telecom Act of 1996") or (3) any rules or regulations of the Federal Communications Commission (the "FCC") applicable to the Company or its Subsidiaries, and (B) no authorization of or filing with the FCC is necessary for the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

          (ii) QCC is a nondominant carrier authorized by the FCC to provide domestic interstate interexchange telecommunications services as described in such opinion without any further order, license, permit or other authorization by the FCC. QCC also has been granted Section 214 authority by the FCC to provide international switched resale telecommunications services as described in such opinion. QCC has on file with the FCC tariffs applicable to its domestic interstate and international services. No other FCC authority is required, and no other tariffs are required to be filed under the rules and regulations of the FCC, for the conduct of QCC's telecommunications business as described in the Prospectuses;

          (iii) QTI is a microwave carrier authorized by the FCC and holds the licenses listed in such opinion. In addition, the licenses listed in such opinion were held by Qwest Communications, Inc., control of which was transferred by order of the FCC from MCI Communications Corporation to Southern Pacific Telecommunications Corporation, QCC's predecessor, on December 27, 1994. Qwest Communications, Inc.'s name was subsequently changed to QTI on April 6, 1995. The FCC Files do not reflect any other licensee name for the licenses listed in such opinion. No further FCC authority is required for the conduct of QTI's microwave telecommunications business as described in the Prospectuses, except to the extent that the absence of any such authority, singly or in the aggregate, would not have a material adverse effect on the business or operations of the Company or its Subsidiaries taken as a whole;

     (iv) FSI Acquisition Corp. is a private carrier not subject to Title II common carrier regulation under the Communications Act, as amended by the Telecom Act of 1996;

     (v) (A) QCC and QTI in all material respects (1) have made all reports and filings, and paid all fees, required by the FCC; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the FCC necessary to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Prospectuses; and (B) to the best of such counsel's knowledge, neither QCC nor QTI has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole as described in the Prospectuses;

     (vi) to the best of such counsel's knowledge, neither QCC nor QTI is in violation of, or in default under, the Communications Act, as amended by the Telecom Act of 1996, or the rules or regulations of the FCC, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole as described in the Prospectuses;

     (vii) (A) no decree or order of the FCC is outstanding against QCC or QTI and (B) to the best of such counsel's knowledge, no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no formal notice of violation or order to show cause has been issued, against QCC or QTI before or by the FCC [* (except for the Application for Review filed by Microwave Acquisition Corporation on January 27, 1995, which, if the subject of an unfavorable decision, would not have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole as described in the Prospectuses) *]; and

     (viii) the statements in the Prospectuses under the captions "Risk Factors--Regulation Risks" and "Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC with respect to the telecommunications regulation referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

          (d) (A) The Company shall have furnished to the Representatives the opinion of Goodin, MacBride, Squeri, Schlotz & Ritchie, LLP, special state regulatory counsel for the Company for the State of California, dated the Closing Date, to the effect that:

          (i) (x) the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the issue and sale of the Securities contemplated hereby and thereby do not violate (1) any laws administered by, rules, regulations or published policies of, the California Public Utilities Commission (the "California PUC") ("PUC Laws") or any other state laws governing the provision of telecommunications services in the State of California ("Telecommunications Laws") applicable to the Company or its Subsidiaries, or (2) any decree from any California court relating to telecommunications matters, and (y) no authorization of or filing with the California PUC in the State of California is necessary for the execution and delivery of this Agreement or the International Underwriting Agreement by the Company and the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

          (ii) QCC is certified, registered or otherwise authorized, or is not required to obtain authority, to provide intrastate interexchange telecommunications services in the State of California. QCC has a tariff on file in the State of California and no further tariffs are required to be filed by QCC or the Company in the State of California to conduct the Company's telecommunications business as described in the Prospectuses;

          (iii) (x) QCC and the Company (1) have made all reports and filings, and paid all fees, required by the California PUC in the State of California; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the California PUC in the State of California necessary to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Prospectuses; and (y) neither QCC nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company's, and its Subsidiaries' taken as a whole, telecommunications business or operations, as described in the Prospectuses;

          (iv) neither the Company nor QCC is in violation of, or in default under, any PUC Laws or any Telecommunications Laws, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company's, and its Subsidiaries' taken as a whole, telecommunications business or operations, as described in the Prospectuses; and

          (v) (x) no decree or order of the California PUC in the State of California is outstanding against the Company or any of its Subsidiaries and (y) no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its Subsidiaries before or by the California PUC or any other regulatory agency in the State of California.

          (B) The Company shall have furnished to the Representatives the opinion of Bickerstaff, Heath Smiley, Pollan, Kever & McDaniel LLP, special state regulatory counsel for the Company for the State of Texas, dated the Closing Date, to the effect that:

          (i) (x) the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the issue and sale of the Securities do not violate any telecommunications laws of the State of Texas applicable to the Company or QCC or, to the best of such counsel's knowledge, any decree from any court of the State of Texas relating to the telecommunications operations of the Company or QCC, and (y) no authorization of or filing with the Public Utility Commission of Texas (the "Texas PUC") is necessary for the execution and delivery of this Agreement or the International Underwriting Agreement by the Company or the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

          (ii) QCC is duly registered with the Texas PUC and authorized to provide intrastate telecommunications services in Texas and no further authority is required to be obtained by QCC or the Company from the Texas PUC to conduct the Company's telecommunications business as described in the Prospectuses. QCC has a registration and price list on file in Texas and no further tariffs are required to be filed by QCC or the Company with the Texas PUC to conduct the Company's telecommunications business as described in the Prospectuses;

          (iii) (x) QCC and the Company (1) have made all reports and filings required by the Texas PUC; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the Texas PUC necessary to own, lease, license and use their properties and assets and to conduct the Company's telecommunications business in the manner described in the Prospectuses; and (y) neither QCC nor the Company has received any notice of proceedings from the Texas PUC relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole as described in the Prospectuses;

          (iv) neither QCC nor the Company is in violation of, or in default under, the telecommunications laws of the State of Texas, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole as described in the Prospectuses; and

          (v) (x) no decree or order of the Texas PUC is outstanding against QCC or the Company and (y) no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no formal notice of violation or order to show cause has been issued, against QCC or the Company before or by the Texas PUC.

          (e) The Company shall have furnished to the Representatives the opinion of Joseph Garrity, internal counsel for the Company, dated the Closing Date, to the effect that:

          (i) (A) the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the issuance and sale of the Securities contemplated hereby and thereby do not violate (1) any state telecommunications laws or regulations ("State Telecommunications Laws") applicable to the Company or QCC, QTI or FSI Acquisition Corp. (together, the "Operating Subsidiaries") or (2) any decree from any court relating to the telecommunications operations of the Company or the Operating Subsidiaries, and (B) no authorization of or filing with any Public Utilities Commission or other state regulatory authority ("State Regulatory Agency") is necessary for the execution and delivery of this Agreement or the International Underwriting Agreement by the Company and the issuance and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

          (ii) QCC is certified, registered or otherwise authorized, or is not required to obtain authority to provide, intrastate interexchange telecommunications services in the respective states listed in such opinion. No further authority is required to be obtained by the Company or any of the Operating Subsidiaries from any such state to conduct the telecommunications business as described in the Prospectuses. QCC has a tariff or price list on file in each of the states requiring such a filing as identified in such opinion. No further tariffs are currently required to be filed by the Company or any of the Operating Subsidiaries in any such state to conduct the telecommunications business as described in the Prospectuses;

          (iii) except to the extent that the following would not have, singly or in the aggregate, a material adverse effect on the business or operations of the Company and its Subsidiaries as described in the
     Prospectuses: (A) the Company and QCC (1) have made all reports and filings, and paid all fees, required by State Regulatory Agencies; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, State Regulatory Authorities necessary to own, lease, license and use their properties and assets and to conduct business in the manner described in the Prospectuses; and (B) neither the Company nor QCC has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration;

          (iv) to the best of such counsel's knowledge, neither the Company nor QCC is in violation of, or in default under, any State Telecommunications Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries as described in the Prospectuses;

          (v) (A) no decree or order of any State Regulatory Agency is outstanding against the Company or any of the Operating Subsidiaries and
     (B) no formal litigation, proceeding, inquiry or investigation has been commenced or, to such counsel's knowledge, threatened, and no formal notice of violation or order to show cause has been issued, against the Company or any of the Operating Subsidiaries before or by any State Regulatory Agency, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its Subsidiaries as described in the Prospectuses; and

          (vi) the statements in the Prospectuses under the captions "Risk Factors--Regulation Risks" and "Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Regulatory Agencies with respect to telecommunications regulation referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein, as of the date of publication of the Prospectuses.

          (f) The U.S. Representatives shall have received from Shearman & Sterling, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and such other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by (1) the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer and (2) the Vice President, Finance, Treasurer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses, this Agreement and the International Underwriting Agreement and that:

          (i) the representations and warranties of the Company in this Agreement and the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (h) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the U.S. Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the U.S. Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited financial information for the [* three *] months ended [* March 31 *], 1997 in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedule included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and compensation and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

            (1) any unaudited financial statements included in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

            (2) with respect to the period subsequent to [* March 31 *], 1997, there were any changes, at a specified date not more than five (5) business days prior to the date of the letter, in the long-term liabilities of the Company and its subsidiaries or capital stock of the Company and its subsidiaries or decreases in the total stockholder's equity of the Company as compared with the amounts shown on the [* March 31 *], 1997 consolidated balance sheet included in the Registration Statement and the Prospectuses; or for the period from [* March 31 *], 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in telecommunications revenue or increases in net losses or in total or per share amounts of net losses of the Company and its subsidiaries or in total operating expenses, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; or

            (3) the information included in the Registration Statement and the Prospectuses in response to Regulation S-K, Item 301 (Selected Financial
     Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Consolidated Financial and Other Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", and "Certain Transactions" in the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectuses in this paragraph (h) include any supplement thereto at the date of the letter.

          The U.S. Representatives shall have also received from KPMG Peat Marwick LLP a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

          (i) At the Closing Date, the Company's $250,000,000 10 7/8% Senior Notes Due 2007 (the "Notes") shall be rated at least B+ by Standard & Poor's Corporation and B2 by Moody's Investor Service Inc. and since the date of this Agreement there shall not have occurred a downgrading in the rating assigned to the Notes by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has its rating of the Notes under surveillance or review.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

          (k) At the Execution Time, the Company shall have furnished to the U.S. Representatives a letter substantially in the form of Exhibit A hereto from the principal stockholder of the Company and the individuals listed in Schedule II hereto and any other holder of one percent (1%) or more of outstanding shares of Common Stock of the Company addressed to the U.S. Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

          (l) Prior to the Closing Date, the Company shall have furnished to the U.S. Representatives such further information, certificates and documents as the U.S. Representatives may reasonably request.

          (m) The closing of the purchase of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement shall occur concurrently with the closing described herein.

          (n) The Securities shall be duly authorized for listing, subject to official notice of issuance, on Nasdaq.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company in writing, by facsimile or by telephone confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, on the Closing Date or such other place as the U.S. Representatives and the Company shall mutually agree.

          7.   Reimbursement of U.S. Underwriters' Expenses.  If the sale of the
               --------------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.   Indemnification and Contribution.  (a)  The Company agrees to
               --------------------------------
indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable
                     --------  -------
in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any U.S. Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any U.S. Underwriter (or any of the directors, officers, employees and agents of such U.S. Underwriter or any controlling person of such U.S. Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such U.S. Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that
(w) the Company had previously furnished copies of the U.S. Prospectus to the U.S. Underwriters, (x) delivery of the U.S. Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the U.S. Preliminary Prospectus was corrected in the U.S. Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the U.S. Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the second, sixth, seventh, eighth, twelfth and thirteenth paragraphs under the heading "Underwriting" in any U.S. Preliminary Prospectus and the U.S. Prospectus constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. Preliminary Prospectus or the U.S. Prospectus, and you, as the U.S. Representatives, confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the U.S. Underwriters from the offering of the U.S. Securities; provided, however, that in no case shall any
                                 --------  -------
U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the U.S. Underwriters. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9.  Default by a U.S. Underwriter.  If any one or more U.S.
             -----------------------------
Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S.
          --------  -------
Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the

Closing Date shall be postponed for such period, not exceeding seven (7) days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

         10.  Termination.  This Agreement shall be subject to termination in
              -----------
the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or Nasdaq, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the U.S. Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

         11.  Representations and Indemnities to Survive.  The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12.  Notices.  All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telecopied and confirmed to them care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 555 Seventeenth Street, Suite 1000, Denver, Colorado 80202, attention of Joseph T. Garrity, Esq.

         13.  Successors.  This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14.  Applicable Law.  This Agreement will be governed by and construed
              --------------
in
accordance with the laws of the State of New York.

         15.  Business Day.  For purposes of this Agreement, "business day"
              ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

         16.  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                                         Very truly yours,



                                         Qwest Communications International Inc.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:  Salomon Brothers Inc


By:
   ----------------------
   Name:
   Title:


For themselves and the other several
U.S. Underwriters named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I

                       to the U.S. Underwriting Agreement


                                                       Number of Shares of U.S.
                                                       Underwritten Securities
U.S. Underwriters                                          To Be Purchased
-----------------                                          ---------------

Salomon Brothers Inc.................................

Donaldson, Lufkin & Jenrette Securities Corporation..

Goldman, Sachs & Co..................................

Merrill Lynch, Pierce, Fenner & Smith Incorporated...





                                                           ---------------



     Total...........................................
                                                           ===============

                                  SCHEDULE II

                       to the U.S. Underwriting Agreement

                                    Lock-up

                   Please refer to Endnotes attached hereto.


1. Holders of growth shares under the Company's Growth Share Plan in effect as of November 1, 1993 (growth shares vest in annual increments of 20%, beginning on the initial vesting dates shown):


    Holder                  Number of Shares         Initial Vesting Date
    ------                  ----------------         --------------------
    Robert S. Woodruff            40,000             August 8, 1995
    Daniel I. O'Callaghan         35,000             November 1, 1994
    A. Dean Wandry                35,000             November 1, 1995
    Anthony J. Brodman            25,000             November 1, 1994
    Douglas L. Polson              4,000             November 1, 1994
    Craig D. Slater                4,000             November 1, 1994

2. Holders of growth shares under the Company's Growth Share Plan in effect as of May 1, 1996 (growth shares vest in annual increments of 20%, beginning on the initial vesting dates shown):

    Holder                  Number of Shares         Initial Vesting Date
    ------                  ----------------         --------------------
    Douglas L. Polson              3,500             May 1, 1997/1/
    Craig D. Slater                3,500             May 1, 1997

3. Holders of growth shares under the Company's Growth Share Plan in effect as of October 1, 1996 (growth shares shall vest in annual increments of 20%, beginning on the initial vesting dates shown):

    Holder                  Number of Shares         Initial Vesting Date
    ------                  ----------------         --------------------
    Joseph P. Nacchio            300,000             January 1, 1998/2/
    Stephen M. Jacobsen           30,000             March 24, 1998

/1/  Mr. Polson's growth shares will become 100% vested on November 1, 1998.

/2/ Under certain circumstances, Mr. Nacchio's growth shares may vest on a monthly basis. Upon a change in control of the Company, Mr. Nacchio's growth shares will vest only if his employment is terminated without cause or if Mr. Nacchio terminates his employment under circumstances as set forth in his employment agreement.

    Craig D. Slater               12,500             October 1, 1997
    Michael M. Murphy             10,000             April 1, 1998
    Richard T. Liebhaber          10,000             December 1, 1997
    Anthony J. Brodman             2,500             October 1, 1997

                                  SCHEDULE II

                       to the U.S. Underwriting Agreement

                                    Endnotes
                                    --------


1. Growth shares issued under all three of the Plans become 100% vested in the event of a change in control of the Company, the termination of the Plan, or the death, disability or retirement of the growth-share holder.

2. Growth shares issued under the November 1, 1993 and May 1, 1996 Plans may be settled in cash, if the Company is not public, or in cash or Company stock, if the Company is public, as determined by the Company in its sole discretion. Growth shares issued under the October 1, 1996 Plan may be settled either in cash or in shares of Company stock, if the Company is not public, and must be settled in shares of Company stock if the Company is public.

3. Growth shares issued under the November 1, 1993 Plan and the May 1, 1996 Plan become 100% vested in the event of an initial public offering of the Company's common stock ("IPO") and an IPO is a "triggering event" requiring payment for such growth shares. The growth shares issued under the October 1, 1996 Plan do not become 100% vested in the event of an IPO and an IPO is not a triggering event.

                                                                       EXHIBIT A

[LETTERHEAD OF EXECUTIVE OFFICER, DIRECTOR OR OTHER INDIVIDUAL, OR STOCKHOLDER
                  OF QWEST COMMUNICATIONS INTERNATIONAL INC.]

                    Qwest Communications International Inc.
                        Public Offering of Common Stock


                                                                          , 1997

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers International Limited
Goldman Sachs International
Merrill Lynch International
As U.S. and International Representatives
   of the several U.S. and International Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, NY  10048

Dear Sirs:

          This letter is being delivered to you in connection with the proposed U.S. and International Underwriting Agreements (the "Underwriting Agreements"), to be entered into between Qwest Communications International Inc., a Delaware corporation (the "Company"), and you as representatives of a group of U.S. and International Underwriters named in the Underwriting Agreements, relating to an underwritten public offering of common stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other U.S. and International Underwriters to enter into the Underwriting Agreements, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the day on which the Underwriting Agreements are executed without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.



          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                   Yours very truly,





                                   [Signature of executive officer,
                                   director or other individual, or stockholder]

                                   [Name and address of executive officer,
                                   director or other individual, or stockholder]


                                      A-2